As filed with the Securities and Exchange Commission on August 28, 2026

Registration No. 333-298543

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONE STOP SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0885351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Knowles

Chief Executive Officer

One Stop Systems, Inc.

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis J. Doucette, Esq.

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 720-6322

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-298543), originally filed by One Stop Systems, Inc. on August 24, 2026 (the “Registration Statement”). The sole purpose of this Amendment is to include Exhibit 4.2, the Form of Subordinated Indenture, as an exhibit filed herewith on the Exhibit Index hereto. Accordingly, this Amendment consists only of the cover page of the Registration Statement, this Explanatory Note, the Exhibit Index to the Registration Statement, the signature pages and Exhibit 4.2 filed herewith. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

Item 16. Exhibits

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

EXHIBIT INDEX

Incorporated by Reference
Number	Exhibit Description	Form	Filing Date	Exhibit	Filed Herewith
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation.	8-K/A	03/21/2018	3.1

3.2	Second Amended and Restated Bylaws, as amended.	10-K	03/18/2026	3.1

4.1	Specimen Stock Certificate	S‑1/A	01/16/2018	4.1

4.2	Form of Indenture				X

4.3*	Form of Senior Debt Security

4.4*	Form of Subordinate Debt Security

4.5*	Form of Warrant Indenture

4.6*	Form of Warrant Certificate

4.7*	Form of Subscription Rights Agreement

4.8*	Form of Unit Agreement

4.9	Description of Capital Stock	10-K	03/24/2022	4.1

5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP	S-3	08/24/2026

23.1	Consent of Haskell & White LLP Independent Registered Public Accounting Firm	S-3	08/24/2026

23.2	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)	S-3	08/24/2026

24.1	Power of Attorney (included on the signature page hereto)	S-3	08/24/2026

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

107	Filing Fee Table	S-3	08/24/2026

*To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on August 28, 2026.

ONE STOP SYSTEMS, INC.

By: /s/ Michael Knowles___________

Michael Knowles

President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Knowles* Michael Knowles	President and Chief Executive Officer (Principal Executive Officer) and Director	August 28, 2026

/s/ Daniel Gabel* Daniel Gabel	Chief Financial Officer (Principal Accounting and Financial Officer)	August 28, 2026

/s/ Mitchell Herbets* Mitchell Herbets	Chairman	August 28, 2026

/s/ Mike Dumont* Mike Dumont	Director	August 28, 2026

/s/ Greg Matz* Greg Matz	Director	August 28, 2026

/s/ David Bassett* David Bassett	Director	August 28, 2026

*By: /s/ Michael Knowles__________

Michael Knowles as Attorney in Fact